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THIRD AMENDED AND RESTATED LOAN AGREEMENT

    This Third Amended and Restated Loan Agreement is entered into as of the 31st day of January, 2001, by and between Vicinity Corporation, a Delaware corporation ("Vicinity"), and Dinesh Wadhawan, an individual ("Wadhawan").

RECITALS

    A.  Wadhawan has been employed as the Senior Vice President, Worldwide Sales of Vicinity.

    B.  Vicinity and Wadhawan are parties to that certain Loan Agreement dated as of October 1, 1999, pursuant to which Vicinity agreed to lend to Wadhawan the amount of $112,500 to enable Wadhawan to exercise options exercisable for Common Stock of Vicinity.

    C.  On December 15, 1999 Vicinity and Wadhawan amended and restated such agreement to provide for the lending of an additional $22,384.52 and on October 16, 2000, Vicinity and Wadhawan again amended and restated their agreement to provide for the lending of an additional $110,000 (as so amended and restated, the "Amended Agreement").

    D.  As of the date hereof, the aggregate dollar amount of all principal and accrued interest on the loans provided for under the Amended Agreement is $262,043.35. The parties intend that $46,875.50 payable to Wadhawan as of the date hereof shall be offset against this amount with the remainder carried forward in a new promissory note.

    E.  Wadhawan will cease to be employed by Vicinity on the date hereof and the parties wish to amend and restate the Amended Agreement to provide for, among other things, the repayment of all principal and accrued interest on or before the six month anniversary of this Agreement.

    NOW, THEREFORE, Vicinity and Wadhawan agree as follows:

AGREEMENT

    The Loan.  Vicinity agrees, on the terms of and subject to the conditions specified in this Agreement, to lend to Wadhawan the aggregate principal amount of TWO HUNDRED FIFTEEN THOUSAND ONE HUNDRED SIXTY-SEVEN DOLLARS AND EIGHTY-FIVE CENTS ($215,167.85) (the "Loan"). To evidence the Loan, Wadhawan shall execute and deliver to Vicinity a promissory note (the "Promissory Note") in the form of Exhibit A. The Loan shall bear interest as set forth in the Promissory Note. Except as provided below, the Loan including all accrued and unpaid interest thereon shall be due and payable on July 31, 2001, unless prepaid on or accelerated to an earlier date pursuant to the terms hereof (the "Maturity Date").

    Security Agreement.  Simultaneous to the execution and delivery of this Agreement, Wadhawan and Vicinity shall execute and deliver an amendment (the "Amendment to Security Agreement") to the Security Agreement dated as of October 1, 1999 executed by Wadhawan in favor of Vicinity (as amended, the "Security Agreement") pursuant to which, Wadhawan shall pledge to Vicinity, as security for the Loan, 74,999 shares (the "Shares") of Vicinity common stock owned by Wadhawan as of the date hereof.

    Scope of Liability.  Notwithstanding any other provisions of this Agreement, the Promissory Note or the Security Agreement, Vicinity shall have recourse against Wadhawan for any liability arising in connection with this Agreement, the Promissory Note and the Security Agreement.

    Entire Agreement.  This Agreement, the Promissory Note and the Security Agreement constitute the full and entire understanding and agreement among the parties hereto with regard to the subject hereof. This Third Amended and Restated Loan Agreement supercedes the Amended Agreement and the parties agree that this Third Amended and Restated Loan Agreement shall be the "Loan Agreement" referred to in the Security Agreement. Any amendment of this Agreement, the Promissory Note or the Security Agreement must be signed by all the parties to this Agreement. Any term hereof may be waived, discharged or terminated only by a written instrument signed by the party against whom enforcement of any such waiver, discharge or termination is sought.

    Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed to the address set forth on the signature page hereto (and in the case of Vicinity, to the attention of the Chief Financial Officer), or such other address as a party may furnish to the other party.

    Assignment.  No party may assign its rights and/or duties under this Agreement to a third party without the prior written consent of the other parties to this Agreement, except that Vicinity may assign its rights and duties under this Agreement, and may assign the Promissory Note in the event of a merger with or into another entity or a sale of all or substantially all of the stock or assets of Vicinity and the surviving or acquiring entity agrees in writing to be bound by the transferor's rights and duties under this Agreement.

    Governing Law.  This Agreement shall be governed in all respects by the laws of the State of California.

    IN WITNESS WHEREOF, the undersigned have executed this Third Amended and Restated Loan Agreement as of the date first written above.

DINESH WADHAWAN	VICINITY CORPORATION
By:
Title:

20703 Maureen Way Saratoga, CA 95070	370 San Aleso Avenue Sunnyvale, CA 94085

CONSENT OF SPOUSE

    I consent to the terms of this Third Amended and Restated Loan Agreement for purposes of any community property interest that I may have in the rights and property subject to this Third Amended and Restated Loan Agreement.

Name:

EXHIBIT A TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

PROMISSORY NOTE

$215,167.85	Sunnyvale, California January 31, 2001

    1.  For value received, the undersigned, Dinesh Wadhawan ("Wadhawan"), promises to pay to Vicinity Corporation, a Delaware corporation ("Vicinity"), the principal sum of TWO HUNDRED FIFTEEN THOUSAND ONE HUNDRED SIXTY-SEVEN DOLLARS AND EIGHTY-FIVE CENTS ($215,167.85) (the "Principal"), together with any accrued and unpaid interest on the Principal compounded annually at the rate equal to EIGHT AND ONE QUARTER PERCENT (8.25%) per annum with interest, calculated from the date hereof, on the Maturity Date.

    2.  This is the Promissory Note referred to in that certain Third Amended and Restated Loan Agreement (the "Third Amended and Restated Loan Agreement") dated as of January 31, 2001 between Vicinity and Wadhawan, as the same may be amended from time to time and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof, including those with respect to recourse. Capitalized terms used herein but not defined herein shall have the meaning given to such terms in the Third Amended and Restated Loan Agreement.

    3.  Unless prepayment has been made, Wadhawan shall make an interest payment totaling $4,437.84 on April 30, 2001 representing the aggregate of interest accrued during the prior three month term of this Promissory Note. Payments will be allocated first to accrued and unpaid interest and then to principal and all subsequent calculations of accrued interest shall give credit to such payments.

    4.  In the event (i) Wadhawan defaults in the payment of Principal or interest when due pursuant to the terms hereof, (ii) any representation or warranty of Wadhawan contained in this Promissory Note or any other agreement or instrument executed in connection with the loan described herein proves to have been false or misleading in any material respect, or (iii) Wadhawan defaults in Wadhawan's obligation to pay any indebtedness evidenced by any other promissory note executed by Wadhawan and payable to Vicinity or there occurs any other default under any deed of trust, mortgage or other document securing repayment of such indebtedness, then unless otherwise prohibited by law, Vicinity shall have the option, without demand or notice, to declare the entire Principal balance of this Promissory Note, together with all accrued and unpaid interest, to be immediately due and payable.

    5.  This Promissory Note is secured by certain shares of Vicinity's Common Stock (the "Shares"), as more fully detailed in the Security Agreement by and between Vicinity and Wadhawan dated October 1, 1999.

    6.  Wadhawan hereby makes the following representations and warranties to Vicinity and acknowledges that Vicinity is relying on such representations in making the loan:

        A.  The consent of no person or entity other than Wadhawan's spouse is required to grant the security interest in the Shares to Vicinity.

        B.  Other than as relates to Wadhawan's position with Vicinity, there are no actions, proceedings, claims or disputes pending or, to Wadhawan's knowledge, threatened against or affecting Wadhawan or the Shares.

    7.  Upon the failure of Wadhawan to pay the Principal when due, interest on the Principal shall thereafter accrue at the rate of TWELVE AND THREE QUARTER PERCENT (12.75%) per annum.

    8.  If an action is instituted for collection of this Promissory Note, Wadhawan agrees to pay court costs and reasonable attorneys' fees incurred by the holder hereof.

    9.  This Promissory Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of Wadhawan and Vicinity. No delay or failure by Vicinity in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as a bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of the foregoing, the delay or failure by Vicinity for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of Vicinity under contract or under law. The rights of Vicinity under this Promissory Note and under the Security Agreement are in addition to any other rights and remedies which Vicinity may have.

    10. The Principal may be prepaid without penalty, in whole or in part, at any time. All amounts payable hereunder shall be payable in lawful money of the United States of America.

    11. Wadhawan hereby acknowledges that Vicinity has not made any representation or warranty to Wadhawan concerning the income tax consequences of the loan to Wadhawan, and Wadhawan shall be solely responsible for ascertaining and bearing such tax consequences. Wadhawan further acknowledges that (i) Vicinity may, in its sole discretion, determine that it is required under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated by the Internal Revenue Service ("IRS") thereunder, to impute interest on the Principal of this Promissory Note at the rate set by the IRS, (ii) the amount of any such imputed interest would be deemed to be compensation income to Wadhawan which would be subject to tax withholding, and (iii) if so determined by Vicinity, Vicinity would report and withhold the required amount out of the current compensation paid to Wadhawan in accordance with the Code and the rules and regulations promulgated thereunder.

    12. THIS NOTE AND ALL RELATED DOCUMENTATION ARE EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OR BEHALF OF THE PARTIES HERETO, WITH THE FULL INTENT OF CREATING THE OBLIGATIONS AND SECURITY INTERESTS DESCRIBED HEREIN AND THEREIN. THE PARTIES ACKNOWLEDGE THAT: (a) THEY HAVE READ SUCH DOCUMENTATION; (b) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF SUCH DOCUMENTATION BY LEGAL COUNSEL OF THEIR OWN CHOICE OR THAT THEY HAVE VOLUNTARILY DECLINED TO SEEK SUCH COUNSEL; (c) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS NOTE AND ALL RELATED DOCUMENTATION AND THE OBLIGATIONS THEY CREATE; AND (d) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS NOTE AND THE OTHER DOCUMENTS CONTEMPLATED BY THIS AGREEMENT.

    13. This Promissory Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

    IN WITNESS WHEREOF, the undersigned executes this Promissory Note as of the date first written above.

Dinesh Wadhawan

CONSENT OF SPOUSE

    I consent to the terms of this Promissory Note for purposes of any community property interest that I may have in the rights and property subject to this Promissory Note.

Name:

EXHIBIT B TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

AMENDMENT TO SECURITY AGREEMENT

    This Amendment to Security Agreement is made as the 31st day of January 2001 by and between Vicinity Corporation, a Delaware corporation ("Pledgee"), and Dinesh Wadhawan ("Pledgor").

Recitals

    A.  Pledgor and Pledgee are parties to that certain Security Agreement dated as of October 1, 1999 (the "Security Agreement") pursuant to which Pledgor agreed to pledge all of Pledgee's capital stock (or any proceeds therefrom) now owned or hereafter acquired by Pledgor as security for a loan made by Pledgee to Pledgor.

    B.  On the date hereof, the parties are entering into that certain Third Amended and Restated Loan Agreement (the "Loan Agreement") relating to Pledgee's extension of a loan to Pledgor (the "Loan"), in accordance with which the parties now wish to amend the Security Agreement to provide for the pledge of exactly 74,999 shares in order to secure the Promissory Note evidencing the Loan (the "Promissory Note").

    NOW, THEREFORE, it is agreed as follows:

    1.  Definitions.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Security Agreement.

    2.  Amendment to Security Agreement.

        (a) The first paragraph of Section 1 is hereby amended to read in its entirety as follows:

    "Creation and Description of Security Interest.  In consideration of the Loan, Pledgor, pursuant to the Commercial Code of the State of California, hereby pledges to Pledgee 74,999 shares (herein sometimes referred to as the "Shares") of Pledgee's capital stock (or any proceeds therefrom) now owned or (in the case of any proceeds) hereafter acquired by Pledgor. The Shares are or have been hereby delivered to Pledgee, duly endorsed in blank or with executed stock powers. Pledgee or its agent shall hold the Shares subject to the terms and conditions of this Security Agreement."

    3.  No Further Changes.  Except as expressly set forth herein, the terms and conditions of the Security Agreement shall remain unchanged and in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Security Agreement as of the day and year first above written.

"PLEDGEE"	VICINITY CORPORATION a Delaware corporation
By:

Name:

Title:

"PLEDGOR"

Dinesh Wadhawan
Address:	20703 Maureen Way Saratoga, CA 95070

CONSENT OF SPOUSE

    I consent to the terms of this Amendment to Security Agreement for purposes of any community property interest that I may have in the rights and property subject to this Amendment to Security Agreement.

Name:

QuickLinks

THIRD AMENDED AND RESTATED LOAN AGREEMENT
RECITALS
AGREEMENT
EXHIBIT A TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
PROMISSORY NOTE
CONSENT OF SPOUSE
EXHIBIT B TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
AMENDMENT TO SECURITY AGREEMENT
Recitals
CONSENT OF SPOUSE